UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED)
March 31, 2020

Fox Corporation
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-38776	83-1825597
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas, New York, New York 10036
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 852-7000
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.01 per share	FOXA	The Nasdaq Global Select Market
Class B Common Stock, par value $0.01 per share	FOX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 1, 2020, Fox Corporation (the “Company”) entered into an amendment (the “Amendment”) to the Credit Agreement, dated March 15, 2019, among the Company, the lenders party thereto and Citibank, N.A., as administrative agent. The Amendment (1) deducts cash in excess of $500 million from indebtedness for purposes of calculating the operating income leverage ratio and (2) provides for changes related to the adoption of the new lease accounting principles.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such Amendment. The Amendment is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 8.01.Other Events.

On March 31, 2020, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”), among the Company, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the underwriters named therein (collectively, the “Underwriters”), in connection with the public offering of $600,000,000 aggregate principal amount of the Company’s 3.050% senior notes due 2025 and $600,000,000 aggregate principal amount of the Company’s 3.500% senior notes due 2030 (collectively, the “Notes”). The Underwriting Agreement contains customary representations, warranties, covenants and indemnification obligations of the Company and the Underwriters, as well as termination and other customary provisions.

The offering of the Notes was made pursuant to a Prospectus Supplement, dated March 31, 2020 and filed with the Securities and Exchange Commission (the “SEC”) on April 2, 2020, and the Base Prospectus, dated March 31, 2020, filed as part of the Company’s automatic shelf registration statement (File No. 333-237499) that became effective under the Securities Act of 1933, as amended, when filed with the SEC on March 31, 2020.

The Company expects the offering of the Notes to close on April 7, 2020, subject to customary closing conditions. The Company intends to use the net proceeds from the offering of the Notes for general corporate purposes.

The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such Underwriting Agreement. The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits

(d)Exhibits.

Exhibit Number	Description
1.1.

Underwriting Agreement, dated as of March 31, 2020, among Fox Corporation and Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

10.1	First Amendment to Credit Agreement, dated as of April 1, 2020, among Fox Corporation, the lenders party thereto and Citibank, N.A., as administrative agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOX CORPORATION

By:	/s/ Viet D. Dinh
Name: Viet D. Dinh
Title: Chief Legal and Policy Officer

April 2, 2020